Exhibit 99.1

KNIGHT CAPITAL GROUP COMPLETES ACQUISITION OF EDGETRADE, A LEADING AGENCY-ONLY TRADE EXECUTION AND ALGORITHMIC SOFTWARE FIRM

EdgeTrade Algorithms Now Available on Knight Direct; Knight to Change Name of Knight Direct to Knight Direct EMS™

JERSEY CITY, New Jersey (January 15, 2008) – Knight Capital Group, Inc. (Nasdaq: NITE) today announced the completion of the acquisition of EdgeTrade Inc., a privately-held firm for $59.5 million comprising $29.5 million in cash and approximately 2,285,000 shares of unregistered Knight stock. EdgeTrade is a leading agency-only trade execution and algorithmic software firm that allows buy- and sell-side clients to more effectively source liquidity and manage the trading process as well as maintain anonymity, reduce market impact and lower transaction costs.

“In an increasingly fragmented marketplace, buy- and sell-side firms want sophisticated algorithms that facilitate anonymous and efficient trading,” said Thomas M. Joyce, Chairman and Chief Executive Officer, Knight Capital Group. “The EdgeTrade acquisition clearly strengthens our electronic trade execution services in 2008. We’re pleased to note the integration is underway and are excited about the future development of our next generation algorithms.”

Knight also announced that EdgeTrade’s algorithms, including smart order execution, benchmark and participation strategies, are now available on its broker-neutral trading platform Knight Direct. Further, Knight will change the name of Knight Direct, which provides clients with access to liquidity by means of multiple destinations across multiple asset classes, to Knight Direct EMS™.

About Knight Capital Group

Knight Capital Group, Inc. (Nasdaq: NITE) is a leading financial services firm that provides electronic and voice access to the capital markets across multiple asset classes for buy-side, sell-side and corporate clients, and asset management for institutions and private clients. Our Global Markets business offers superior execution quality through natural liquidity, capital facilitation and trading technology, with comprehensive products and services that support the capital formation process. Our Asset Management business, Deephaven Capital Management, is a global multi-strategy alternative investment manager focused on delivering attractive risk-adjusted returns with low correlation to the broader markets. More information about Knight can be found at www.knight.com.

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Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the costs, integration, performance and operation of the business acquired by the Company. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties detailed under the headings “Certain Factors Affecting Results of Operations” and “Risks Affecting our Business” in the Company’s Annual Report on Form 10-K and under the heading “Risk Factors” in the Company’s Form 10-Q’s for the quarterly periods ended June 30, 2007 and September 30, 2007, respectively, and in other reports or documents the Company files from time to time with the Securities and Exchange Commission.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons	Jonathan Mairs
Senior Managing Director,	Director,	Vice President,
Corporate Communications	Media Relations	Corporate Communications
& Investor Relations	201-356-1523	201-356-1529
201-557-6954	kfitzsimmons@knight.com	jmairs@knight.com
mwyrwas@knight.com